Exhibit 99.9
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                          UNION ACCEPTANCE CORPORATION

            UP TO 17,600,000 SHARES OF CLASS A COMMON STOCK INITIALLY
             OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO SHAREHOLDERS
                         OF UNION ACCEPTANCE CORPORATION

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:


     This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Union Acceptance Corporation, an Indiana corporation (the "Company"), of up to 17,600,000 shares of Class A common stock (the "Class A common stock"), of the Company, at a subscription price of $5.00 per share, pursuant to subscription rights (the "Rights") initially distributed to holders of record of the Company's common stock, regardless of class, as of the close of business on May 10, 2001 (the "Record Date"). The Rights are described in the Prospectus and are evidenced by a Subscription Rights Certificate registered in your name or the name of your nominee.


     Each beneficial owner of shares of the Class A common stock or Class B common stock of the Company (the "Class B common stock") registered in your name or the name of your nominee is entitled to one (1) Right for every one (1) share of the Class A common stock and Class B common stock owned by such beneficial owner. Holders of Rights are entitled to purchase one (1) share of the Class A common stock for each Right granted.

     Transfer of Rights is permitted only to Affiliates or Related Parties of the beneficial owner of the Rights.

     We are asking you to contact your clients for whom you hold shares of the Company's common stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents:

     1.   The Prospectus;

     2.   The "Instructions As To Use of Subscription Rights Certificates";

     3. A form of letter which may be sent to your clients for whose accounts you hold shares of the Company's common stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

     4.   A Notice of Guaranteed Delivery for Subscription Rights  Certificates;
          and

     5. A return envelope addressed to Computershare Trust Company of New York, the Subscription Agent.


     Your prompt action is requested. The Rights will expire at 5:00 P.M., Eastern Standard Time on June 12, 2001, unless extended by the Company (the "Expiration Date").


     To exercise the Rights, a properly completed and executed Subscription Rights Certificate (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to Computershare Trust Company of New York as indicated in the Prospectus prior to 5:00 P.M., Eastern Standard Time on the Expiration Date.

     Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the Information Agent. Their toll-free telephone number is (800) 859-8509 or they may be called collect at (212) 269-5550.

                                             Very truly yours,

                                             UNION ACCEPTANCE CORPORATION


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         The Company  will hold a  conference  call at 11:00
         a.m.,    Eastern   Standard   Time   (10:00   a.m.,
         Indianapolis, Indiana Time), on May 30, 2001 with members of the Company's management to discuss the Rights Offering. The telephone number for the conference call is (800) 347-6311.
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NOTHING HEREIN OR IN THE ENCLOSED  DOCUMENTS SHALL  CONSTITUTE YOU OR ANY PERSON
AS AN AGENT OF UNION ACCEPTANCE CORPORATION, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE CLASS A COMMON STOCK ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.